SEALRIGHT CO., INC.
                 ANNUAL MEETING OF STOCKHOLDERS
                          MAY 23, 1997
     THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Charles F. Marcy and John T. Carper, jointly and individually, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Sealright Co., Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 23, 1997, or any adjournments or postponements thereof.
1.  ELECTION OF DIRECTORS
     [   ]   FOR ALL NOMINEES LISTED BELOW        [   ]   WITHHOLD AUTHORITY
             (except as marked to the contrary below).
                    to vote for all nominees listed below.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name.)
 G. KENNETH BAUM, D. PATRICK CURRAN, FREDERICK O. DESIEGHARDT,
ROBERT F. HAGANS, CHARLES F. MARCY, MARVIN W. OZLEY, ARTHUR R. SCHULZE,
           CHARLES A. SULLIVAN, and WILLIAM D. THOMAS

2. APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1997.
      [   ]   FOR           [   ]   AGAINST             [   ]   ABSTAIN

3.  STOCKHOLDER PROPOSAL REGARDING ENGAGEMENT OF INVESTMENT BANKING FIRM.
      [   ]   FOR           [   ]   AGAINST             [   ]   ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
                   (Please see reverse side)

              SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3.

Please mark, date, sign and return this Proxy card by mail in the enclosed, postage prepaid envelope.


                        DATED:____________________________________, 1997

                        ________________________________________________
                                             Signature

                        _________________________________________________
                                             Signature

            (Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)